Exhibit 99

AZTAR

News Release

CONTACT: Joe Cole

602/381-4111

FOR IMMEDIATE RELEASE

AZTAR REPORTS THIRD-QUARTER 2003 RESULTS

        PHOENIX, Arizona - October 22, 2003 - Aztar Corporation (NYSE: AZR) today announced results for its fiscal third quarter of 2003. Highlights of the quarter, which ended on October 2, 2003, were:

  Earnings per share of 46 cents, diluted, compared with 43 cents per share in the year-earlier quarter.
  EBITDA of $48.6 million versus $49.8 million in the 2002 quarter.
  EBITDA margin of 23.1 percent versus 22.8 percent in the 2002 quarter.
  Operating income of $35.6 million compared with $36.9 million in the year-earlier quarter.
  Net income of $16.9 million versus $16.6 million in the 2002 quarter.

      "We are less than five months away from opening the major expansion of our Tropicana Atlantic City, and the excitement level is growing," said Paul E. Rubeli, Aztar chairman of the board and chief executive officer. "The Quarter at Tropicana will bring a new dimension to Atlantic City. With over 40 new dining, entertainment, retail and spa outlets, The Quarter will create a compelling reason for Atlantic City gaming patrons to visit, and become regular customers, at Tropicana."

        The expanded Tropicana will feature many of the most well-known and successful brands in their categories. Regional restaurants including New York's Carmine's, Philadelphia's Cuba Libre, and Las Vegas' Red Square will join well-known national restaurants including P. F. Chang's China Bistro and the Palm Restaurant in making their Atlantic City debuts in The Quarter. Exciting entertainment venues will include The Sound of Philadelphia nightclub and restaurant, Ri-Ra Irish Pub music club and restaurant, The Comedy Stop Cabaret & Café, Planet Rose karaoke club, and The IMAX Theater. National apparel, accessory and lifestyle brands such as MONDI, Chico's, Brooks Brothers, and White House/Black Market, as well as unique, regional and fun-oriented retailers such as Melonie de France, Old Farmer's Almanac, Zeytinia New York's Gourmet Choice, and The Spy Store will round out The Quarter.

Aztar Third-Quarter 2003 Earnings Release
October 22, 2003                                                 Page 2

        When The Quarter's 40 new outlets are added to the property's existing outlets, the expanded Tropicana will offer over 60 dining, entertainment, retail and spa experiences. There will be more options under one roof than any other hotel or casino on the East Coast and three times more than any other property in the Atlantic City market. In addition to The Quarter, Tropicana will add 502 new hotel rooms for a total of 2,127 rooms; 45,000 square feet of additional meeting space for a total of 122,000 square feet; and a new 2,400-space parking garage bringing the total number of parking spaces to 5,547. The $245 million expansion will be completed in March 2004.

        The company recently completed enhancements to other areas of the Tropicana, including a major renovation of the Tropicana's Boardwalk façade and a new Grand Entryway on Brighton Avenue. The Marketplace at the Boardwalk, containing an additional 280 slot machines and an assortment of dining, entertainment and retail facilities, opened earlier this year.

Capital Expenditures

        In the third quarter of 2003, purchases of property and equipment totaled $39 million. Approximately $8 million of the total was spent on routine expenditures, and $31 million (including $2.4 million of capitalized interest) went for development.

Share Repurchase

        The company announced on December 11, 2002, that its board of directors had authorized management to make discretionary repurchases of up to 4.0 million shares of its common stock, or approximately 10 percent of common stock outstanding at that time. During the third quarter of 2003, the company purchased 615,271 shares at an average price of $17.88 per share, bringing the total purchased in the program to 3,205,776 shares at an average price of $14.42 per share. There were 34.1 million shares of common stock outstanding at the end of the third quarter of 2003.

Year-to-date Results

        For the first three quarters of 2003, the company reported EBITDA of $145.8 million, compared with $146.7 million in the year-earlier period; EBITDA margin was 23.2% compared with 23.1%. Operating income was $107.3 million compared with $108.6 million a year earlier. Net income for the first three quarters of 2003 was $49.2 million, equivalent to $1.33 per share, diluted, compared with $46.8 million and $1.19 per share, diluted, in the 2002 period.

Conference Call

        Our third-quarter 2003 earnings conference call will be broadcast live on the Internet beginning at 4:30 p.m. Eastern Daylight Time on Wednesday, October 22, 2003. Individuals may access the live audio webcast through our website at www.aztar.com. The call also will be available on replay through that website for one year following the call.

Aztar Third-Quarter 2003 Earnings Release
October 22, 2003                                                 Page 3

Selected Results ($ in millions, except ADR, which is Average Daily Rate)

	Third Quarter		Year to Date
	2003	2002	2003	2002
	(unaudited)		(unaudited)

Tropicana Atlantic City
Revenue	$111.9	$122.6	$331.7	$347.4
EBITDA	$31.5	$34.1	$90.8	$94.7
Depreciation and amortization	$7.6	$7.3	$22.6	$21.6
Operating income	$23.9	$26.8	$68.2	$73.1

EBITDA margin	28.2%	27.8%	27.4%	27.3%
Operating income margin	21.4%	21.9%	20.6%	21.0%

Occupancy	96.5%	97.0%	94.7%	95.8%
ADR	$94.98	$90.26	$86.56	$86.22

Tropicana Las Vegas
Revenue	$39.5	$37.3	$116.3	$112.6
EBITDA	$7.0	$5.5	$19.8	$18.0
Depreciation and amortization	$1.7	$1.7	$5.0	$5.1
Operating income	$5.3	$3.8	$14.8	$12.9

EBITDA margin	17.7%	14.7%	17.0%	16.0%
Operating income margin	13.4%	10.2%	12.7%	11.5%

Occupancy	97.8%	94.4%	98.2%	94.9%
ADR	$70.24	$64.19	$69.95	$68.40

Ramada Express Laughlin
Revenue	$20.8	$21.2	$68.0	$70.2
EBITDA	$3.3	$3.9	$15.9	$17.4
Depreciation and amortization	$1.5	$1.5	$4.7	$4.5
Operating income	$1.8	$2.4	$11.2	$12.9

EBITDA margin	15.9%	18.4%	23.4%	24.8%
Operating income margin	8.7%	11.3%	16.5%	18.4%

Occupancy	74.5%	68.9%	74.0%	74.7%
ADR	$29.39	$32.37	$29.97	$32.01

Aztar Third-Quarter 2003 Earnings Release
October 22, 2003                                                 Page 4
		Third Quarter				Year to Date
	2003		2002		2003		2002
		(unaudited)				(unaudited)

Casino Aztar Evansville
Revenue		$32.3		$31.0		$94.1		$86.3
EBITDA		$9.4		$8.4		$27.3		$23.0
Depreciation and amortization		$1.5		$1.7		$4.1		$4.7
Operating income		$7.9		$6.7		$23.2		$18.3

EBITDA margin		29.1%		27.1%		29.0%		26.7%
Operating income margin		24.5%		21.6%		24.7%		21.2%

Occupancy		88.1%		88.6%		85.6%		83.8%
ADR		$62.30		$64.80		$64.21		$65.47

Casino Aztar Caruthersville
Revenue		$5.8		$6.0		$17.7		$18.7
EBITDA		$1.1		$1.1		$3.3		$3.5
Depreciation and amortization		$0.7		$0.7		$2.0		$2.1
Operating income		$0.4		$0.4		$1.3		$1.4

EBITDA margin		19.0%		18.3%		18.6%		18.7%
Operating income margin		6.9%		6.7%		7.3%		7.5%

Corporate
EBITDA	$	(3.7)	$	(3.2)	$	(11.3)	$	(9.9)
Depreciation and amortization		$0.0		$0.0		$0.1		$0.1
Operating income	$	(3.7)	$	(3.2)	$	(11.4)	$	(10.0)

Consolidated
Revenue		$210.3		$218.1		$627.8		$635.2
EBITDA		$48.6		$49.8		$145.8		$146.7
Depreciation and amortization		$13.0		$12.9		$38.5		$38.1
Operating income		$35.6		$36.9		$107.3		$108.6
Net income		$16.9		$16.6		$49.2		$46.8

EBITDA margin		23.1%		22.8%		23.2%		23.1%
Operating income margin		16.9%		16.9%		17.1%		17.1%
Net income margin		8.0%		7.6%		7.8%		7.4%

EBITDA Explanation and Reconciliation

EBITDA should not be construed as a substitute for either operating income or net income as they are determined in accordance with generally accepted accounting principles (GAAP). EBITDA information has been included because we believe it is a commonly used measure of operating performance in the gaming industry and an important basis for the valuation of gaming companies.

Aztar Third-Quarter 2003 Earnings Release
October 22, 2003                                                 Page 5

Accordingly, we use EBITDA as the primary operating performance measure in our bonus programs for executive officers. We also use EBITDA to evaluate the operating performance of our properties. The company has significant expenses, including depreciation and amortization, interest expense net of interest income, and income taxes, which are not reflected in EBITDA; we believe that the performance of our operating units is more appropriately measured before these expenses, since the allocation of capital in our company is decided by corporate management and is subject to the approval of the board of directors. In addition, we manage cash and finance our operations at the consolidated level and we file a consolidated income tax return. We do not consider EBITDA in isolation. Our calculation of EBITDA may not be comparable to similarly titled measures reported by other companies. A reconciliation of EBITDA with operating income and net income as determined in accordance with GAAP is shown below (in millions).

	Third Quarter		Year to Date
	2003	2002	2003	2002
	(unaudited)		(unaudited)

EBITDA	$48.6	$49.8	$145.8	$146.7
Depreciation and amortization	(13.0)	(12.9)	(38.5)	(38.1)
Operating income	35.6	36.9	107.3	108.6
Interest income	0.2	0.2	0.5	0.9
Interest expense	(8.8)	(10.3)	(27.6)	(31.4)
Equity in unconsolidated
partnership's loss*	0.0	0.0	0.0	(0.5)
Income taxes	(10.1)	(10.2)	(31.0)	(30.8)
Net income	$16.9	$16.6	$49.2	$46.8

* The company's share of interest expense and depreciation and amortization.

Margins
Margins are calculated as a percentage of revenue.

Aztar is a publicly traded company that operates Tropicana Casino and Resort in Atlantic City, New Jersey, Tropicana Resort and Casino in Las Vegas, Nevada, Ramada Express Hotel and Casino in Laughlin, Nevada, Casino Aztar in Caruthersville, Missouri, and Casino Aztar in Evansville, Indiana.

# # #

The disclosures herein include statements that are 'forward looking' within the meaning of federal securities law. These forward-looking statements generally can be identified by phrases such as the company "believes," "expects," "anticipates," "foresees," "forecasts," "estimates," "targets," or other words or phrases of similar import. Similarly, statements herein that describe the company's business strategy, outlook, objectives, plans, intentions or goals are also forward-looking statements. Such forward-looking information involves important risks and uncertainties that could significantly affect results in the future and, accordingly, such results may differ materially from those expressed in any forward-looking statements made by or on behalf of the company. These risks and uncertainties include, but are not limited to, those relating to war and terrorist activities and other factors affecting discretionary consumer spending, economic conditions, the impact of new competition including the Borgata, which opened in Atlantic City in July 2003, our ability to complete the Tropicana Atlantic City expansion on budget and on time, the success of "The Quarter," the ongoing benefit of dockside gaming in Indiana, our ability to execute our development plans, estimates of development

Aztar Third-Quarter 2003 Earnings Release
October 22, 2003                                                 Page 6

costs and returns on development capital, weather, litigation outcomes, judicial actions, legislative matters and referenda including the potential legalization of gaming in Maryland, New York and Pennsylvania, and taxation including potential tax increases in Indiana, Missouri, Nevada and New Jersey. For more information, review the company's filings with the Securities and Exchange Commission, including the company's annual report on Form 10-K for January 2, 2003 and certain registration statements of the company.

Aztar Corporation and Subsidiaries
Consolidated Statements of Operations (unaudited)
For the periods ended October 2, 2003 and October 3, 2002
(in thousands, except per share data)
	Third Quarter		Nine Months
	2003	2002	2003	2002
Revenues
Casino	$164,748	$175,137	$496,084	$504,777
Rooms	20,885	18,432	58,580	57,463
Food and beverage	13,845	14,099	42,872	42,700
Other	10,789	10,438	30,266	30,261
	210,267	218,106	627,802	635,201

Costs and expenses
Casino	70,224	73,370	211,399	211,660
Rooms	10,570	9,796	30,039	29,548
Food and beverage	13,124	13,421	40,562	40,442
Other	7,699	8,436	22,925	24,585
Marketing	18,809	21,782	57,613	61,393
General and administrative	19,596	19,090	57,231	57,200
Utilities	5,650	5,231	13,873	12,987
Repairs and maintenance	6,168	6,153	18,607	18,910
Provision for doubtful accounts	435	492	1,186	1,860
Property taxes and insurance	7,299	7,600	22,255	20,169
Rent	2,111	2,949	6,385	9,749
Depreciation and amortization	12,971	12,854	38,473	38,061
	174,656	181,174	520,548	526,564

Operating income	35,611	36,932	107,254	108,637

Interest income	153	219	549	860
Interest expense	(8,774)	(10,349)	(27,540)	(31,439)
Equity in unconsolidated partnership's loss	--	--	--	(458)

Income before income taxes	26,990	26,802	80,263	77,600

Income taxes	(10,088)	(10,233)	(31,025)	(30,794)

Net income	$16,902	$16,569	$49,238	$46,806
	========	========	========	========

Net income per common share	$.48	$.44	$1.38	$1.24

Net income per common share assuming dilution	$.46	$.43	$1.33	$1.19

Weighted-average common shares applicable to:
Net income per common share	34,620	37,310	35,275	37,163
Net income per common share assuming dilution	36,321	38,726	36,745	38,944

Aztar Corporation and Subsidiaries
Consolidated Balance Sheet Summaries (unaudited)
 (in thousands)

	October 2, 2003	January 2, 2003
Assets
Cash and cash equivalents	$39,889	$52,896
Other current assets	52,451	56,376
Total current assets	92,340	109,272
Investments	19,111	17,420
Property and equipment	1,100,232	1,025,059
Intangible assets	60,985	53,625
Other assets	11,771	5,306
	$1,284,439	$1,210,682
	=========	=========

Liabilities and Shareholders' Equity
Current portion of long-term debt	$17,007	$5,015
Other current liabilities	116,640	114,606
Total current liabilities	133,647	119,621
Long-term debt	573,314	524,066
Other long-term liabilities	50,223	46,040
Series B convertible preferred stock	5,352	5,601
Shareholders' equity	521,903	515,354
	$1,284,439	$1,210,682
	=========	=========